As filed with the Securities and Exchange Commission on October 21, 1999

                                                      Registration No. 333-89397

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         Post-Effective Amendment No. 1
                                   to Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         LUMINANT WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                        75-2783690
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                        identification number)

                       4100 Spring Valley Road, Suite 750
                               Dallas, Texas 75244
                    (Address of Principal Executive Offices)

                                 (972) 404-5167
              (Registrant's telephone number, including area code)

                         Luminant Worldwide Corporation
                          1999 Long-Term Incentive Plan
                            (Full title of the plan)

                               Guillermo G. Marmol
                             Chief Executive Officer
                         Luminant Worldwide Corporation
                       4100 Spring Valley Road, Suite 750
                               Dallas, Texas 75244
                                 (972) 404-5167
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                 With a copy to:

                             R. Scott Kilgore, Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                             Washington, D.C. 20037

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                                  Proposed          Proposed
                                       Title of                                   Maximum            Maximum
                                      Securities                 Amount           Offering          Aggregate         Amount of
                                         to be                   to be             Price            Offering         Registration
           Name of Plan               Registered               Registered       Per Share (1)       Price (1)         Fee (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
1999 Long-Term Incentive            Common Stock, par           7,249,031          $30.00         $118,577,128.74     $32,964.44
Plan (the "1999 Plan")              $0.01
------------------------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 2,015,458 shares not yet subject to options, $30, the average of the high and low prices reported in the Nasdaq Stock Market on October 18, 1999, and (b) for granted options for 5,233,573 shares, the actual exercise prices specified in those granted options (which range from $0.01 to $18). Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)      The full amount of the filing fee was paid with the initial filing.

                                      - 1 -


                         POST-EFFECTIVE AMENDMENT NO. 1

     This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-89397) amends the original filing by correcting the footnotes to the Calculation of Registration Fee table. It also notes that the plan attached to the original filing replaces the version filed as Exhibit 10.1 to the Company's Form S-1/A (File No. 333- 80161) filed with the Securities and Exchange Commission on August 9, 1999. The number of shares of Common Stock registered hereunder remains the same (except with respect to the antidilution reference in the footnote), and the contents of the previously-filed Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 20, 1999, are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Chalfont, Pennsylvania on the 21st day of October, 1999.

                                           LUMINANT WORLDWIDE CORPORATION



                                               /s/ Thomas G. Bevivino
                                           By: ---------------------------------
                                               Thomas G. Bevivino
                                               Senior Vice President - Finance


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Thomas G. Bevivino has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 (File No. 333-89397) filed on October 20, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                      Title                            Date



         *                    Chairman of the Board             October 21, 1999
---------------------
Michael H. Jordan



         *                    Chief Executive Officer           October 21, 1999
---------------------         and Director
Guillermo G. Marmol

         *                    President, Chief Operating        October 21, 1999
---------------------         Officer and Director
James R. Corey



/S/ Thomas G. Bevivino        Senior Vice President - Finance   October 21, 1999
----------------------        and Chief Accounting Officer
Thomas G. Bevivino




         *                    Director                          October 21, 1999
---------------------
George P. Stamas



         *                    Director                          October 21, 1999
---------------------
Randolph Austin



         *                    Director                          October 21, 1999
---------------------
Michael J. Dolan




         *                    Director                          October 21, 1999
---------------------
Richard M. Scruggs





*By:  /s/ Thomas G. Bevivino
      ------------------------
        Thomas G. Bevivino, as
        Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number        Description

4.1 *          1999 Long-Term Incentive Plan

5 ** Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of Arthur Andersen LLP

24 **          Power of attorney

------------------------

* Incorporated by reference to Luminant's Registration Statement on Form S-8 (File No. 333-89397) as filed with the SEC on October 20, 1999. This version, as approved by Luminant's board of directors before the company's registration statement was effective, replaces the version filed as Exhibit 10.1 to the Company's Form S-1/A (File No. 333-80161) filed with the Securities and Exchange Commission on August 9, 1999.

** Incorporated by reference to Luminant's Registration Statement on Form S-8 (File No. 333-89397) as filed with the SEC on
               October 20, 1999.